Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2007 THIRD QUARTER RESULTS – STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 12.2% SINCE 2006 YEAR END
     NEW YORK, NY, November 6, 2007 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at September 30, 2007 was $293.60, an increase of 12.2% from stockholders’ equity per common share of $261.59 at December 31, 2006 (all as adjusted for the stock dividend declared in February 2007), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s net earnings in the 2007 third quarter were $72.0 million, or $7.87 per common share (presented on a diluted basis throughout), compared with net earnings of $53.4 million, or $5.82 per common share, in the third quarter of 2006. On a consolidated basis, cash and invested assets were approximately $4.75 billion at September 30, 2007, an increase of 15.2% from approximately $4.13 billion at December 31, 2006.
     Highlights of Alleghany’s results for the three months ended September 30, 2007 and 2006 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2007	2006	2007	2006
Net earnings	$72.0	$53.4	$7.87	$5.82

Adjustments:

Add: Net catastrophe losses after tax	0.1	3.3	0.01	0.35

Deduct: Net realized capital (gains) losses	(13.8)	0.3	(1.50)	0.03

Net earnings, as adjusted (2)	$58.3	$57.0	$6.38	$6.20

Average number of outstanding shares of common stock on a diluted basis (3)			9,156,785	9,181,774

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2007.
     Alleghany’s net earnings in the first nine months of 2007 were $241.3 million, or $26.42 per common share, compared with $185.8 million, or $21.78 per common share, in the first nine months of 2006. Highlights of Alleghany’s results for the nine months ended September 30, 2007 and 2006 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2007	2006	2007	2006
Net earnings	$241.3	$185.8	$26.42	$21.78

Adjustments:

Add: Net catastrophe losses after tax	21.6	6.2	2.36	0.73

Deduct: Net realized capital (gains)	(50.1)	(11.3)	(5.48)	(1.32)

Net earnings, as adjusted (2)	$212.8	$180.7	$23.30	$21.19

Average number of outstanding shares of common stock on a diluted basis (3)			9,143,612	8,547,694

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2007.
     The comparative contributions to earnings before taxes and minority interest made by Alleghany Insurance Holdings LLC (“AIHL,” a holding company for Alleghany’s property and casualty insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”), Employers Direct Corporation (“EDC”) and Darwin Professional Underwriters, Inc. (“Darwin”), as well as AIHL’s subsidiary AIHL Re LLC (“AIHL Re”)), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
AIHL	$126.9	$93.5	$314.6	$257.8
Corporate activities	(5.8)	(7.4)	57.1	4.1

Earnings before taxes and minority interest	$121.1	$86.1	$371.7	$261.9

     The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA, EDC and Darwin and its AIHL Re subsidiary were as follows (in millions, except ratios):

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	Darwin	AIHL
Three months ended September 30, 2007

Gross premiums written	$285.2	$0.4	$51.7	$21.8	$69.3	$428.4
Net premiums written	178.6	0.4	49.7	18.8	50.6	298.1

Net premiums earned (2)	$183.7	$0.4	$50.0	$20.2	$45.4	$299.7
Loss and loss adjustment expenses	70.4	—	24.3	13.7	26.0	134.4
Underwriting expenses (3)	41.0	0.1	20.6	4.8	12.8	79.3

Underwriting profit (4)	$72.3	$0.3	$5.1	$1.7	$6.6	86.0

Net investment income (2)						36.8
Net realized capital gains (2)						20.9
Other income (2)						0.1
Other expenses (3)						(16.9)

Earnings before taxes and minority interest						$126.9

Loss ratio (5)	38.3%	0.0%	48.6%	67.8%	57.1%	44.8%
Expense ratio (6)	22.3%	7.8%	41.2%	23.7%	28.3%	26.4%

Combined ratio (7)	60.6%	7.8%	89.8%	91.5%	85.4%	71.2%

Three months ended September 30, 2006

Gross premiums written	$331.2	—	$47.2	—	$65.4	$443.8
Cessions to AIHL Re	(58.0)	58.0	—	—	—	—
Gross premiums written after AIHL Re	273.2	58.0	47.2	—	65.4	443.8
Net premiums written	112.1	58.0	45.2	—	41.9	257.2

Net premiums earned (2)	$165.9	$17.5	$44.1	—	$35.0	$262.5
Loss and loss adjustment expenses	81.7	—	20.2	—	24.2	126.1
Underwriting expenses (3)	37.3	0.2	17.9	—	9.5	64.9

Underwriting profit (4)	$46.9	$17.3	$6.0	—	$1.3	71.5

Net investment income (2)						33.9
Net realized capital losses (2)						(0.4)
Other income (2)						0.2
Other expenses (3)						(11.7)

Earnings before taxes and minority interest						$93.5

Loss ratio (5)	49.2%	—	45.7%	—	69.2%	48.0%
Expense ratio (6)	22.5%	1.2%	40.6%	—	27.1%	24.7%

Combined ratio (7)	71.7%	1.2%	86.3%	—	96.3%	72.7%

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	Darwin	AIHL
Nine months ended September 30, 2007

Gross premiums written	$945.1	$0.7	$162.8	$21.8	$209.5	$1,339.9
Net premiums written	559.0	1.8	156.6	18.8	148.6	884.8

Net premiums earned (2)	$528.5	$24.1	$148.2	$20.2	$131.9	$852.9
Loss and loss adjustment expenses	244.2	—	67.4	13.7	76.7	402.0
Underwriting expenses (3)	120.3	0.1	61.3	4.8	37.6	224.1

Underwriting profit (4)	$164.0	$24.0	$19.5	$1.7	$17.6	226.8

Net investment income (2)						110.1
Net realized capital gains (2)						20.9
Other income (2)						0.4
Other expenses (3)						(43.6)

Earnings before taxes and minority interest						$314.6

Loss ratio (5)	46.2%	—	45.5%	67.8%	58.2%	47.1%
Expense ratio (6)	22.8%	0.5%	41.3%	23.7%	28.5%	26.3%

Combined ratio (7)	69.0%	0.5%	86.8%	91.5%	86.7%	73.4%

Nine months ended September 30, 2006

Gross premiums written	$1,034.2	—	$141.1	—	$183.4	$1,358.7
Cessions to AIHL Re	(58.0)	58.0	—	—	—	—
Gross premiums written after AIHL Re	976.2	58.0	141.1	—	183.4	1,358.7
Net premiums written	503.9	58.0	134.8	—	115.1	811.8

Net premiums earned (2)	$500.4	$17.5	$127.7	—	$94.2	$739.8
Loss and loss adjustment expenses	248.5	—	58.1	—	65.2	371.8
Underwriting expenses (3)	102.3	0.2	54.3	—	25.7	182.5

Underwriting profit (4)	$149.6	$17.3	$15.3	—	$3.3	185.5

Net investment income (2)						87.4
Net realized capital gains (2)						15.0
Other income (2)						1.6
Other expenses (3)						(31.7)

Earnings before taxes and minority interest						$257.8

Loss ratio (5)	49.7%	—	45.4%	—	69.2%	50.2%
Expense ratio (6)	20.4%	1.2%	42.6%	—	27.3%	24.7%

Combined ratio (7)	70.1%	1.2%	88.0%	—	96.5%	74.9%

(1)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.

(2)	Represent components of total revenues.

(3)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(4)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(5)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

          RSUI’s underwriting profit for the third quarter and first nine months of 2007 increased from the corresponding 2006 periods, primarily reflecting an increase in net premiums earned and lower than expected current accident year property losses, partially offset by higher underwriting expenses and a year-to-date net reserve adjustment of $8.8 million. The net reserve adjustment reflected an increase in estimated losses and LAE related to Hurricane Katrina in the amount of $30.9 million after reinsurance ($40.0 million before reinsurance) during the second quarter, partially offset by an aggregate release of $22.1 million of prior year reserves for the professional liability and D&O liability lines of business, of which $9.0 million was released in the 2007 third quarter.
          CATA’s underwriting profit for the first nine months of 2007 increased from the corresponding 2006 period, primarily reflecting favorable loss emergence principally in its liability and commercial surety lines of business. Such favorable loss emergence resulted in a release in the third quarter and first nine months of 2007 of $4.6 million and $14.0 million, respectively, of prior year reserves, compared with a release of prior year reserves in the third quarter and first nine months of 2006 of $4.8 million and $11.1 million, respectively.
          Darwin’s underwriting profit for the first nine months of 2007 increased from the corresponding 2006 period, primarily reflecting an increase in net premiums earned and a releases of prior year loss reserves and corresponding adjustments in ceded reinsurance premiums totaling $12.6 million, compared with $1.3 million in the comparable 2006 period, partially offset by increases in loss and loss adjustment expenses and underwriting expenses related to the growth of Darwin’s business. The $12.6 million adjustment in the first nine months of 2007 includes $3.8 million of loss reserve releases and a corresponding $0.8 million reduction in ceded reinsurance premiums made in the 2007 third quarter, due to continued favorable loss development. The remainder of the $12.6 million relates to loss reserves and corresponding adjustments made in ceded reinsurance premiums made in the first half of 2007, reflecting a change in reserving methodology to give greater weight to historical claims experience.
          AIHL include the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.
          AIHL’s net investment income increased in the third quarter and first nine months of 2007 from the corresponding periods in 2006, principally due to strong underwriting cash flow and the net positive effect from the acquisition of EDC. In the first nine months of 2007, AIHL recorded $7.7 million of unrealized capital losses in its investment portfolio that were deemed to be other than temporary. Of the $7.7 million of unrealized capital losses, $6.6 million related to its mortgage- and asset-backed bond portfolio that were deemed to be other than temporary during the first quarter of 2007, and $1.1 million related to its equity portfolio that were deemed to be other than temporary during the third quarter of 2007. The $7.7 million of unrealized capital losses was more than offset by $28.6 million of net realized capital gains on the sale of securities by AIHL, due principally to the sale of common stock holdings in the energy and mining sectors in the 2007 third quarter. The net realized capital gains generated by AIHL in the first nine months of 2006 were due principally to the sale of a large common stock holding in the energy sector in May 2006.
          Highlights of results for corporate activities during the three and nine months ended September 30, 2007 and 2006 were as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$2.4	$6.2	$85.0	$41.0

Other operating expenses	0.7	0.6	2.3	3.0

Corporate administration expense	7.3	11.6	24.4	29.6

Interest expense	0.2	1.4	1.2	4.3

Earnings before taxes and minority Interest	$(5.8)	$(7.4)	$57.1	$4.1

          Results for corporate activities during the 2007 third quarter primarily reflect a reduction in corporate administration expense due to lower executive compensation expense, compared with the 2006 third quarter, partially offset by a decrease in net investment income, primarily reflecting losses in Alleghany’s Homesite and partnership investments. Results for corporate activities during the first nine months of 2007 primarily reflect net realized capital gains at the parent level of $55.9 million resulting from the sale of approximately 809,000 shares of Burlington Northern common stock during the 2007 first quarter. In addition, the results for the first nine months of 2007 also reflect a sale by Alleghany Properties of real property which generated a net pre-tax gain of $7.2 million, compared with a net pre-tax gain of $23.1 million generated by a sale of real property by Alleghany Properties in the corresponding 2006 period.
Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
          In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net realized capital gains after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and net realized capital gains can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
          Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #

Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. These statements are not guarantees of future performance, and we have no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to our insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our insurance operating units; • the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of our insurance operating units’ reinsurers to pay reinsurance recoverables owed to our insurance operating units;

•	changes in the ratings assigned to our insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by our insurance operating units; and

•	adverse loss development for events insured by our insurance operating units in either the current year or in prior years.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in market prices of our significant equity investments; extended labor disruptions, civil unrest or other external factors over which we have no control; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by us or on our behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 9/30/07			THREE MONTHS ENDED 9/30/06
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$299,687	$0	$299,687	$262,509	$0	$262,509
Net investment income	36,801	1,365	38,166	33,920	6,170	40,090
Net realized capital gains (losses)	20,949	242	21,191	(452)	1	(451)
Other income	86	787	873	233	24	257

Total revenues	357,523	2,394	359,917	296,210	6,195	302,405

Costs and expenses
Loss and loss adjustment expenses	134,395	0	134,395	126,053	0	126,053
Commissions, brokerage and other underwriting expenses	79,223	0	79,223	64,945	0	64,945
Other operating expenses	17,071	624	17,695	11,670	674	12,344
Corporate administration	0	7,307	7,307	0	11,610	11,610
Interest expense	(31)	223	192	0	1,369	1,369

Total costs and expenses	230,658	8,154	238,812	202,668	13,653	216,321

Earnings before income taxes and minority interest	$126,865	$(5,760)	121,105	$93,542	$(7,458)	86,084

Income taxes			45,263			30,885

Earnings before minority interest			75,842			55,199

Minority interest, net of tax			3,866			1,802

Net earnings			$71,976			$53,397

Net earnings			$71,976			$53,397
Preferred dividends			4,307			4,357

Net earnings available to common stockholders			$67,669			$49,040

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	NINE MONTHS ENDED 9/30/07			NINE MONTHS ENDED 9/30/06
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$852,855	$0	$852,855	$739,803	$0	$739,803
Net investment income	110,107	17,363	127,470	87,395	14,336	101,731
Net realized capital gains	20,916	56,130	77,046	15,006	2,409	17,415
Other income	391	11,557	11,948	1,595	24,302	25,897

Total revenues	984,269	85,050	1,069,319	843,799	41,047	884,846

Costs and expenses
Loss and loss adjustment expenses	401,961	0	401,961	371,744	0	371,744
Commissions, brokerage and other underwriting expenses	224,096	0	224,096	182,519	0	182,519
Other operating expenses	43,620	2,318	45,938	31,699	3,165	34,864
Corporate administration	5	24,425	24,430	0	29,594	29,594
Interest expense	(31)	1,197	1,166	0	4,275	4,275

Total costs and expenses	669,651	27,940	697,591	585,962	37,034	622,996

Earnings before income taxes and minority interest	$314,618	$57,110	371,728	$257,837	$4,013	261,850

Income taxes			120,625			73,078

Earnings before minority interest			251,103			188,772

Minority interest, net of tax			9,769			2,969

Net earnings			$241,334			$185,803

Net earnings			$241,334			$185,803
Preferred dividends			12,918			4,688

Net earnings available to common stockholders			$228,416			$181,115

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	SEPTEMBER 30,
	2007	DECEMBER 31,
	(unaudited)	2006
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$1,025,582	$872,900
Debt securities	3,129,464	2,622,307
Short-term investments	367,520	438,567

	4,522,566	3,933,774
Other invested assets	195,203	123,651

Total investments	4,717,769	4,057,425

Cash	33,340	68,332
Notes receivable	—	91,536
Premium balances receivable	187,708	222,958
Reinsurance recoverables	982,580	1,067,926
Ceded unearned premium reserves	267,416	324,988
Deferred acquisition costs	90,992	80,018
Property and equipment — at cost, net of accumulated depreciation and amortization	21,477	18,404
Goodwill and other intangibles, net of amortization	222,868	159,772
Other assets	126,943	87,381

	$6,651,093	$6,178,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,541,958	$2,304,644
Unearned premiums	872,145	886,539
Reinsurance payable	91,638	114,454
Net deferred tax liabilities	54,963	62,937
Subsidiaries’ debt	—	80,000
Current taxes payable	31,313	29,499
Minority interest	89,743	77,875
Other liabilities	274,480	199,546

Total liabilities	3,956,240	3,755,494
Stockholders’ equity	2,694,853	2,423,246

	$6,651,093	$6,178,740

Shares of common stock outstanding (adjusted for stock dividends)	8,158,748	8,118,479